                                  EXHIBIT 2.4
                                FUTURELINK CORP.




                          SECURITIES PURCHASE AGREEMENT
                                  BY AND AMONG
                                FUTURELINK CORP.,
                      PEQUOT PRIVATE EQUITY FUND II, L.P.
                                       AND
                             CERTAIN OTHER INVESTORS
                                   DATED AS OF
                                OCTOBER 15, 1999

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I


                                  Definitions


Section 1.1                                                             "Action"
                                                                               1
Section 1.2                                                          "Affiliate"
                                                                               1
Section 1.3                                                          "Agreement"
                                                                               1
Section 1.4                                                              "ASYNC"
                                                                               1
Section 1.5                                                  "ASYNC Acquisition"
                                                                               1
Section 1.6                                                      "ASYNC Closing"
                                                                               2
Section 1.7                                               "Benefit Arrangements"
                                                                               2
Section 1.8                                                      "Blue Sky Laws"
                                                                               2
Section 1.9                                                              "Board"
                                                                               2
Section 1.10                                                      "Business Day"
                                                                               2
Section 1.11                                                            "Buyers"
                                                                               2
Section 1.12                                                 "Change of Control"
                                                                               2
Section 1.13                                                           "Closing"
                                                                               2
Section 1.14                                                      "Closing Date"
                                                                               2
Section 1.15                                                               "CNI"
                                                                               2
Section 1.16                                                   "CNI Acquisition"
                                                                               3
Section 1.17                                                       "CNI Closing"
                                                                               3
Section 1.18                                                              "Code"
                                                                               3

Section 1.19                                                        "Commitment"
                                                                               3
Section 1.20                                                           "Company"
                                                                               3
Section 1.21                                                   "Company Charter"
                                                                               3
Section 1.22                                              "Company Common Stock"
                                                                               3
Section 1.23                                                     "Company Plans"
                                                                               3
Section 1.24                                           "Company Preferred Stock"
                                                                               3
Section 1.25                                                "Company Properties"
                                                                               3
Section 1.26                                                   "Company Reports"
                                                                               3
Section 1.27                                                "Company Securities"
                                                                               4
Section 1.28                                                     "Company Stock"
                                                                               4
Section 1.29                                                  "Company Warrants"
                                                                               4
Section 1.30                                        "Controlled Group Liability"
                                                                               4
Section 1.31                                                  "Convertible Debt"
                                                                               4
Section 1.32                                                  "Debt Instruments"
                                                                               4
Section 1.33                                            "Employee Benefit Plans"
                                                                               4
Section 1.34                                                         "Employees"
                                                                               4
Section 1.35                                             "Employment Agreements"
                                                                               4
Section 1.36                                                "Environmental Laws"
                                                                               4
Section 1.37                                                 "Equity Securities"
                                                                               5
Section 1.38                                                             "ERISA"
                                                                               5
Section 1.39                                                  "ERISA Affiliates"
                                                                               5
Section 1.40                                                      "Exchange Act"
                                                                               5

                                                                            Page
                                                                            ----

Section 1.41                                               "Fully Diluted Basis"
                                                                               5
Section 1.42                                                              "GAAP"
                                                                               5
Section 1.43                                              "Government Authority"
                                                                               5
Section 1.44                                                           "HSR Act"
                                                                               5
Section 1.45                                                 "Indemnified Party"
                                                                               5
Section 1.46                                                   "Initial Closing"
                                                                               5
Section 1.47                                                "Insurance Policies"
                                                                               6
Section 1.48                                                               "IRS"
                                                                               6
Section 1.49                                                       "Liabilities"
                                                                               6
Section 1.50                                                             "Liens"
                                                                               6
Section 1.51                                                 "Loss and Expenses"
                                                                               6
Section 1.52                                           "Material Adverse Effect"
                                                                               6
Section 1.53                                                            "Merger"
                                                                               6
Section 1.54                                                      "MicroVisions"
                                                                               7
Section 1.55                                          "MicroVisions Acquisition"
                                                                               7
Section 1.56                                "MicroVisions Acquisition Agreement"
                                                                               7
Section 1.57                                              "MicroVisions Closing"
                                                                               7
Section 1.58                                                     "Pension Plans"
                                                                               7
Section 1.59                                                   "Permitted Liens"
                                                                               7
Section 1.60                                                            "person"
                                                                               7
Section 1.61                                                            "PPE II"
                                                                               7
Section 1.62                                                 "Preemptive Notice"
                                                                               8

                                                                            Page
                                                                            ----

Section 1.63                                   "Preemptive Right Pro Rata Share"
                                                                               8
Section 1.64                                                   "Public Offering"
                                                                               8
Section 1.65                                     "Registration Rights Agreement"
                                                                               8
Section 1.66                                                "Regulatory Filings"
                                                                               8
Section 1.67                                                               "SEC"
                                                                               8
Section 1.68                                                    "Second Closing"
                                                                               8
Section 1.69                                                    "Securities Act"
                                                                               8
Section 1.70                                                   "Securities Laws"
                                                                               8
Section 1.71                                                      "Subsidiaries"
                                                                               8
Section 1.72                                                               "Tax"
                                                                               9
Section 1.73                                                        "Tax Return"
                                                                               9
Section 1.74                                                  "Voting Agreement"
                                                                               9
Section 1.75                                                     "Welfare Plans"
                                                                               9

                                   ARTICLE II

               Purchase and Sale of Company Securities; Closings

Section 2.1                                                    Purchase and Sale
                                                                               9
Section 2.2                                                        Consideration
                                                                              10
Section 2.3                         Additional Agreements and Closing Deliveries
                                                                              10
Section 2.4                                           Time and Place of Closings
                                                                              10
Section 2.5                                                      Right to Assign
                                                                              11

                                  ARTICLE III


                 Representations and Warranties of the Company

                                                                            Page
                                                                            ----

Section 3.1                         Organization and Qualification; Subsidiaries
                                                                              11
Section 3.2                     Authority Relative to Agreements; Board Approval
                                                                              12
Section 3.3                                                        Capital Stock
                                                                              12
Section 3.4             No Conflicts; No Defaults; Required Filings and Consents
                                                                              13
Section 3.5                        SEC and Other Documents; Financial Statements
                                                                              14
Section 3.6                                      Litigation; Compliance With Law
                                                                              16
Section 3.7                                 Absence of Certain Changes or Events
                                                                              16
Section 3.8                                                          Tax Matters
                                                                              17
Section 3.9                      Compliance with Agreements; Material Agreements
                                                                              18
Section 3.10   Financial Records; Company Charter and By-laws; Corporate Records
                                                                              20
Section 3.11                      Properties; Capital Expenditures; Other Assets
                                                                              20
Section 3.12                                               Environmental Matters
                                                                              22
Section 3.13                               Employees and Employee Benefit Plans
                                                                              22
Section 3.14                                                       Labor Matters
                                                                              24
Section 3.15                                              Affiliate Transactions
                                                                              25
Section 3.16                                                           Insurance
                                                                              25
Section 3.17                                               Delaware Takeover Law
                                                                              25
Section 3.18                                                  Brokers or Finders
                                                                              25
Section 3.19                                                         Y2K Matters
                                                                              25
Section 3.20                                                   Knowledge Defined
                                                                              26
Section 3.21                                                No Change of Control
                                                                              26
Section 3.22                                              Intellectual Property.
                                                                              26

Section 3.23                                                Liability Insurance.
                                                                              28
Section 3.24                                                        Acquisitions
                                                                              28
Section 3.25                                          No Undisclosed Liabilities
                                                                              29
Section 3.26                                                          The Merger
                                                                              29
Section 3.27                                                          Disclosure
                                                                              29

                                   ARTICLE IV

                    Representations and Warranties of Buyers

Section 4.1                                                         Organization
                                                                              30
Section 4.2                                                    Due Authorization
                                                                              30
Section 4.3                             Conflicting Agreements and Other Matters
                                                                              30
Section 4.4                           Acquisition for Investment; Sophistication
                                                                              30
Section 4.5                                                            Resources
                                                                              31
Section 4.6                                                   Brokers or Finders
                                                                              31
Section 4.7                                           Investment Company Matters
                                                                              31

                                   ARTICLE V

                         Covenants Relating to Closing

Section 5.1                                           Taking of Necessary Action
                                                                              32
Section 5.2                                        Registration Rights Agreement
                                                                              32
Section 5.3                                Public Announcements; Confidentiality
                                                                              32
Section 5.4                                              Conduct of the Business
                                                                              33
Section 5.5                                               Information and Access

                                                                              34
Section 5.6                                      Notification of Certain Matters
                                                                              34
Section 5.7                                            Hart Scott-Rodino Filing.
                                                                              34

                                   ARTICLE VI

                          Certain Additional Covenants

Section 6.1                                                      Use of Proceeds
                                                                              35
Section 6.2                              Actions Requiring Consent of the Buyers
                                                                              35
Section 6.3                                                     Preemptive Right
                                                                              35
Section 6.4                                        Board of Director Nominations
                                                                              36

                                  ARTICLE VII

                             Conditions to Closings

Section 7.1                                        Conditions of Initial Closing
                                                                              37
Section 7.2                                         Conditions of Second Closing
                                                                              38
Section 7.3                                                   Conditions of Sale
                                                                              40

                                  ARTICLE VIII

                           Survival; Indemnification

Section 8.1                                                             Survival
                                                                              40
Section 8.2                                                      Indemnification
                                                                              41
Section 8.3                                                   Third-Party Claims
                                                                              42

                                   ARTICLE IX

                                  Termination

                                                                            Page
                                                                            ----
Section 9.1                                                          Termination
                                                                              43
Section 9.2                                  Procedure and Effect of Termination
                                                                              43
Section 9.3                                                             Expenses
                                                                              44

                                   ARTICLE X

                                 Miscellaneous

Section 10.1                                                        Counterparts
                                                                              44
Section 10.2                                                       Governing Law
                                                                              44
Section 10.3                                                    Entire Agreement
                                                                              44
Section 10.4                                                             Notices
                                                                              45
Section 10.5                                              Successors and Assigns
                                                                              45
Section 10.6                                                            Headings
                                                                              46
Section 10.7                                              Amendments and Waivers
                                                                              46
Section 10.8                              Interpretation; Absence of Presumption
                                                                              46
Section 10.9                                                        Severability
                                                                              46
Section 10.10                                                 Further Assurances
                                                                              47
Section 10.11                                               Specific Performance
                                                                              47
Section 10.12                                                  Several Liability
                                                                              47
Section 10.13                                        Interpretation of Schedules
                                                                              47

EXHIBITS

Exhibit A    Form of Warrant
Exhibit B    Registration Rights Agreement
Exhibit C    Voting Agreement




             Exhibit D           Board Resolutions

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of October 15, 1999, is made by and between FUTURELINK CORP., a Delaware corporation (the "Company"), Pequot Private Equity Fund II, L.P. and the other investors listed on Schedule I hereto ("Buyers").

                                   RECITALS:

     WHEREAS, Buyers wish to purchase from the Company, and the Company wishes to sell to Buyers, for an aggregate purchase price of $50 million in cash, 9,090,909 shares of the Company's common stock, par value $0.0001 per share (the "Company Common Stock"), and warrants (the "Company Warrants") in the form of Exhibit A hereto to purchase 2,372,727 shares of Company Common Stock, on the terms set forth herein;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I


                                  Definitions

     As used in this Agreement, the following terms shall have the following respective meanings:

                Section 2.1            "Action"

     shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

                Section 2.2            "Affiliate"

     shall have the meaning ascribed thereto in Rule 12b- 2 promulgated under the Exchange Act, and as in effect on the date hereof.

                Section 2.3            "Agreement"

     shall have the meaning set forth in the first paragraph hereof.

                Section 2.4            "ASYNC"

     shall mean ASYNC Technologies, Inc., a Michigan corporation and ASYNC Technical Institute, Inc., a Michigan corporation.

                Section 2.5             "ASYNC Acquisition"

     shall mean the acquisition of 100% of the equity of ASYNC by the Company pursuant to the Agreement and Plan of Reorganization and Merger dated as of September 7, 1999 among the Company, a Subsidiary of the Company and ASYNC.

                Section 2.6            "ASYNC Closing"

     shall mean the closing of the ASYNC Acquisition.

                Section 2.7            "Benefit Arrangements"

     shall have the meaning set forth in Section 3.13(i).

                Section 2.8            "Blue Sky Laws"

     shall have the meaning set forth in Section 3.4(e).

                Section 2.9            "Board"

     shall mean the Board of Directors of the Company.

                Section 2.10           "Business Day"

     shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, N.Y.

                Section 2.11           "Buyers"

     shall have the meaning set forth in the first paragraph hereof, together with the successors and assigns of such entities.

                Section 2.12           "Change of Control"

     shall mean any transaction as a result of which any person, group or entity
(i) shall acquire beneficial ownership, or the right to acquire beneficial ownership, of 30% or more of the outstanding shares of Company Common Stock or
(ii) shall have the right or the ability to elect, or shall have elected, more than one half of the members of the Company's Board.

                Section 2.13           "Closing"

     shall mean the Initial Closing and/or the Second Closing.

                Section 2.14           "Closing Date"

     shall mean the date on which a Closing shall occur.

                Section 2.15           "CNI"
     shall mean CN Networks, Inc., a California corporation.

                Section 2.16           "CNI Acquisition"

     shall mean the acquisition of 100% of the equity of CNI by the Company pursuant to the Agreement and Plan of Reorganization and Merger dated as of September 7, 1999 among the Company, a Subsidiary of the Company, CNI and certain other parties.

                Section 2.17           "CNI Closing"

     shall mean the closing of the CNI Acquisition.

                Section 2.18           "Code"

     shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the Treasury regulations promulgated thereunder.

                Section 2.19           "Commitment"

     shall have the meaning set forth in Section 3.7.

                Section 2.20           "Company"

     shall mean FutureLink Corp., a Delaware corporation, and its predecessors, including Futurelink Distribution Corp., a Colorado corporation ("FutureLink Colorado"). For purposes of Sections 3.5 through 3.27 and related (including definitional) provisions of this Agreement, "Company" shall also include MicroVisions.

                Section 2.21           "Company Charter"

     shall mean the Certificate of Incorporation of the Company and any amendment or supplement thereto, as in effect on the date hereof.

                Section 2.22           "Company Common Stock"

     shall have the meaning set forth in the second paragraph hereof.

                Section 2.23           "Company Plans"

     shall have the meaning set forth in Section 3.13(b).

                Section 2.24           "Company Preferred Stock"

     shall have the meaning set forth in Section 3.3(a).

                Section 2.25           "Company Properties"

     shall have the meaning set forth in Section 3.11(a).

                Section 2.26           "Company Reports"

     shall have the meaning set forth in Section 3.5(a).

                Section 2.27           "Company Securities"

     shall mean the shares of Company Common Stock and the Company Warrants purchased by Buyers pursuant hereto.

                Section 2.28           "Company Stock"

     shall mean, collectively, the Company Common Stock and any other shares of capital stock of the Company.

                Section 2.29           "Company Warrants"

     shall have the meaning set forth in the second paragraph hereof.

                Section 2.30           "Controlled Group Liability"

     shall have the meaning set forth in Section 3.13(h).

                Section 2.31           "Convertible Debt"

     shall mean indebtedness convertible into or exchangeable for Equity Securities.

                Section 2.32           "Debt Instruments"

     shall mean all notes, loan agreements, mortgages, deeds of trust or similar instruments which evidence or secure any indebtedness owing by the Company or any of its Subsidiaries.

                Section 2.33           "Employee Benefit Plans"

     shall have the meaning set forth in Section 3.13(i).

                Section 2.34           "Employees"

     shall have the meaning set forth in Section 3.13(h).

                Section 2.35           "Employment Agreements"

     shall have the meaning set forth in Section 3.7.

                Section 2.36           "Environmental Laws"

     shall mean U.S. and Canadian federal, state, provincial and local laws, ordinances, common law, orders, statutes, and regulations relating to the pollution or protection of the environment or of flora or fauna or their habitat or of human health and safety, or to the cleanup or restoration of the environment.

                Section 2.37           "Equity Securities"

     shall mean any Company Common Stock, any securities exercisable or exchangeable for or convertible into Company Common Stock or Company Preferred Stock and any rights, options or warrants to acquire any of the foregoing.

                Section 2.38           "ERISA"

     shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

                Section 2.39           "ERISA Affiliates"

     shall mean any entity which is under "common control" with the Company, within the meaning of Section 4001(b)(1) of ERISA.

                Section 2.40           "Exchange Act"

     shall have the meaning set forth in Section 3.4(e).

                Section 2.41          "Fully Diluted Basis"

     shall mean a calculation that includes (i) then outstanding Company Common Stock, (ii) Company Common Stock issuable in exchange for Company Warrants,
(iii) Company Common Stock issuable under the Convertible Debt, (iv) Company Common Stock issuable under option or other equity-incentive plans listed on
Schedule 3.13(b) and awards issued pursuant thereto, and (v) Company Common Stock issuable pursuant to any other security, agreement or arrangement, all of which are described on Schedule 3.3(a).

                Section 2.42           "GAAP"

     shall have the meaning set forth in Section 3.5(b).

                Section 2.43           "Government Authority"

     shall mean any government or state (or any subdivision thereof) of or in the United States, or Canada, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

                Section 2.44           "HSR Act"

     means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                Section 2.45           "Indemnified Party"

     shall mean Buyer or the Company, as the context may require.

                Section 2.46           "Initial Closing"

     shall mean the Closing held on the date hereof.

                Section 2.47           "Insurance Policies"

     shall have the meaning set forth in Section 3.16.

                Section 2.48           "IRS"

     shall mean the Internal Revenue Service.

                Section 2.49           "Liabilities"

     shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether known or unknown, accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including, without limitation, (i) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for Employees or former Employees or their respective families or beneficiaries, (v) reimbursement obligations of such person in respect of letters of credit, (vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable, (viii) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

                Section 2.50           "Liens"

     shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

                Section 2.51           "Loss and Expenses"

     shall have the meaning set forth in Section 8.2(a).

                Section 2.52           "Material Adverse Effect"

     shall mean a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

                Section 2.53           "Merger"

     shall mean the merger of FutureLink Colorado with and into the Company, pursuant to the Merger Agreement dated as of August 1, 1999.

                Section 2.54           "MicroVisions"

     shall mean Executive Lan Management, Inc., a California corporation.

                Section 2.55           "MicroVisions Acquisition"

     shall mean the acquisition of 100% of the equity interests in MicroVisions by the Company pursuant to the MicroVisions Acquisition Agreement.

                Section 2.56           "MicroVisions Acquisition Agreement"

     shall have the meaning set forth in Section 3.24(a).

                Section 2.57           "MicroVisions Closing"

     shall mean the closing of the MicroVisions Acquisition.

                Section 2.58           "Pension Plans"

     shall have the meaning set forth in Section 3.13(h).

                Section 2.59           "Permitted Liens"

     shall mean (i) Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP, all of which Permitted Liens do not exceed $100,000 in the aggregate.

                Section 2.60           "person"

     shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

                Section 2.61           "PPE II"

     shall mean Pequot Private Equities II, L.P., and its successors or assigns.

                Section 2.62           "Preemptive Notice"

     shall have the meaning set forth in Section 6.3(b).

                Section 2.63           "Preemptive Right Pro Rata Share"

     shall have the meaning set forth in Section 6.3(a).

                Section 2.64           "Public Offering"

     means the sale of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form or forms) filed under the Securities Act.

                Section 2.65           "Registration Rights Agreement"

     shall have the meaning set forth in Section 2.3(a).

                Section 2.66           "Regulatory Filings"

     shall have the meaning set forth in Section 3.4(e).

                Section 2.67           "SEC"

     shall mean the Securities and Exchange Commission.

                Section 2.68           "Second Closing"

     shall mean the Closing to be held following satisfaction or waiver of the conditions set forth in Section 7.2.

                Section 2.69           "Securities Act"

     shall have the meaning set forth in Section 3.4(e).

                Section 2.70           "Securities Laws"

     shall have the meaning set forth in Section 3.5(a).

                Section 2.71           "Subsidiaries"

     shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture, business trust or other entity, of which such person, directly or indirectly, owns or controls 50% or more of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, limited liability company, joint venture, business trust or other entity. Without limiting the generality of the foregoing, the Company's Subsidiaries include each of the entities set forth on Schedule 3.1(d).

                Section 2.72           "Tax"

     means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add- on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

                Section 2.73           "Tax Return"

     means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                Section 2.74           "Voting Agreement"

     shall have the meaning set forth in Section 2.3(a).

                Section 2.75           "Welfare Plans"

     shall have the meaning set forth in Section 3.13(h).


                                   ARTICLE II


               Purchase and Sale of Company Securities; Closings

                Section 1.1            Purchase and Sale.

Subject to the terms and conditions hereof, the Company will sell, convey, assign, transfer, and deliver, and Buyers will purchase and acquire from the Company,

     (a) an aggregate of 9,090,909 shares (7,818,181 shares at the Initial Closing and 1,272,728 shares at the Second Closing) of Company Common Stock (the "Purchased Shares"), and

     (b) an aggregate of 2,372,727 Company Warrants (2,054,545 Company Warrants at the Initial Closing and 318,182 Company Warrants at the Second Closing) to purchase shares of Company Common Stock at an exercise price of $8.50 per share (the "Purchased Warrants," and, together with the Purchased Shares, the "Purchased Securities"),

The Purchased Securities shall be sold to and purchased by the Buyers in the amounts set forth on Schedule 1.

                Section 1.2            Consideration.

Subject to the terms and conditions hereof, at each Closing, each Buyer shall deliver to the Company the amount set forth opposite its name on Schedule 1 by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified by the Company.

                Section 1.3            Additional Agreements and Closing
                                       Deliveries.

     (a) At the Initial Closing the Company, each Buyer and Glen C. Holmes shall enter into a registration rights agreement substantially in the form attached as Exhibit B (the "Registration Rights Agreement"), and each Buyer and Glen C. Holmes shall enter into a voting agreement substantially in the form attached as Exhibit C (the "Voting Agreement").

     (b) In addition to the other things required to be done hereby, at each Closing, the Company shall deliver, or cause to be delivered, to each Buyer the following: (i) a certificate representing the number of Purchased Shares and a certificate representing the number of Purchased Warrants to be issued and delivered to such Buyer at such Closing, free and clear of all Liens, with all necessary share transfer and other documentary stamps attached, (ii) a certificate, dated the appropriate Closing Date and validly executed on behalf of the Company, as contemplated by Section 7.1(a), or 7.2(a), as appropriate,
(iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Article VII, (iv) all certificates and other instruments and documents required by this Agreement to be delivered by the Company to such Buyer at or prior to such Closing, and (v) such other instruments reasonably requested by such Buyer, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

     (c) In addition to the delivery of its portion of the

Purchase Price and the other things required to be done hereby, at each Closing, each Buyer shall deliver, or cause to be delivered, to the Company the following: (i) a certificate, dated the relevant Closing Date and validly executed by Buyer, as contemplated by Section 7.3(a), (ii) if not previously delivered to the Company, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of such Buyer, and (iii) such other instruments reasonably requested by the Company, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

                Section 1.5            Time and Place of Closings.

     The Closings shall take place at 10:00 a.m. New York time on the first business day following satisfaction or waiver of all conditions to the obligations of the parties hereunder (other than conditions relating to deliveries of instruments, certificates and opinions to be delivered by the parties or their representatives at a Closing itself), at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, or at such other place and time as the Company and Buyers shall mutually agree.

                Section 1.6            Right to Assign.

     Each Buyer may assign its rights and delegate its obligations created hereby to purchase Company Securities to any fund managed by Pequot Capital Management, Inc. or JDS Capital Management Inc.

                                    ARTICLE I


                 Representations and Warranties of the Company

     The Company hereby represents and warrants to Buyers as follows:

                Section 2.1            Organization and Qualification;
                                       Subsidiaries.

     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement the Registration Rights Agreement, and the Company Warrants and to perform its obligations hereunder and thereunder.

     (b) MicroVisions and each of the Subsidiaries of the Company is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted.

     (c) Except as set forth on Schedule 3.1(c), MicroVisions and each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (d) Schedule 3.1(d) sets forth the name of each Subsidiary of the Company (whether owned, directly or indirectly, through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the Company are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company free and clear of all Liens, except as set forth in Schedule 3.1(d). The following information for each Subsidiary is set forth in Schedule 3.1(d), if applicable: (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by the Company in the Subsidiary and the names of and percentage interest held by the other interest holders, if any, in the Subsidiary, and (iii) any loans from the Company to, or priority payments due to the Company from, the Subsidiary, and the rate of return thereon. Except as contemplated hereby and as set forth on
Schedule 3.1(d), there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of the Subsidiaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries.

     (e) Prior to the consummation of the Merger FutureLink Colorado was duly incorporated, validly existing and in good standing under the laws of the State of Colorado and qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business required such qualification, except for any failures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                Section 2.3            Authority Relative to Agreements; Board
                                       Approval.

     (a) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Company Warrants have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement, the Registration Rights Agreement and the Company Warrants have been (or in the case of Company Warrants to be delivered at the Second Closing, will have been) duly executed and delivered by the Company for itself and constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

     (b) The Board of Directors of the Company has, as of the date hereof, approved this Agreement, the Registration Rights Agreement, the Company Warrants and the transactions contemplated hereby and thereby.

     (c) The shares of Company Common Stock to be acquired pursuant to this Agreement, and the shares of Company Common Stock issuable upon exercise of the Purchased Warrants, have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

     (d) Neither the issue and sale of the shares of the Purchased Securities hereunder nor the issuance of Company Common Stock upon exercise of the Company Warrants will give any person the right to demand payment for its shares or give rise to any preemptive or similar rights.

                Section 2.5            Capital Stock.

     (a) The authorized capital stock of the Company as of the date hereof consists of 300,000,000 shares of Company Common Stock, par value $0.0001 per share, and 20,000,000 shares of Preferred Stock, no par value (the "Company Preferred Stock"). As of the date hereof, after giving effect to the MicroVisions Acquisition and the transactions contemplated hereby, there are 10,244,343 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 3.3(a), the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the stockholders of the Company on any matter. As of the date hereof, except as set forth in Schedule 3.3(a) to this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or other equity interests of the Company. Schedule 3.3(a) shows the pro forma capitalization of the Company as of the Closing Date assuming consummation of the ASYNC Acquisition, the CNI Acquisition, the MicroVisions Acquisition and the transactions contemplated hereby. No person has any preemptive rights with respect to the issuance of the Purchased Shares, the Purchased Warrants, or the Company Common Stock issuable upon exercise of the Purchased Warrants. The Company will use its commercially reasonable efforts to cause the conversion of the

Commonwealth April/May 1999 Convertible Debentures listed on Schedule 3.3(a) as per discussions with the Buyers.

     (b) Except for interests in the Subsidiaries of the Company and except as set forth in Schedule 3.3(b), none of the Company or any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or entity (other than investments in short-term investment securities).

                Section 2.7 No Conflicts; No Defaults; Required Filings and Consents.

     (a) Neither the execution and delivery by the Company hereof nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will:

           (i) conflict with or result in a breach of any provision of the Company Charter or the by-laws of the Company;

           (ii) result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to, or, except as set forth in Schedule 3.9(g), accelerate vesting under, any employment agreement, any compensation plan or any grant or award made under any of the foregoing;

           (iii) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Company or its Subsidiaries or MicroVisions;

           (iv) subject to the Company obtaining the third party consents set forth in Schedule 3.4 (d), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries or MicroVisions under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or its Subsidiaries or MicroVisions is a party, or by which the Company or its Subsidiaries or MicroVisions or any of their properties is bound or affected; or

           (v) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws") the HSR Act (collectively, the "Regulatory Filings").

     (b) Subject to the accuracy of the representations and warranties of the Buyers contained in Article IV, neither the Company nor any agent acting for it has offered any of the securities being sold hereunder or solicited offers to buy such securities in violation of the Securities Act or any applicable state "blue sky" securities laws (and without limitation of the foregoing, neither the Company nor any of its agents have offered such securities through any general solicitation or advertising); and neither the Company nor any of its agents shall take any action which would cause the offer and sale of securities as contemplated by this Agreement to be in violation of such laws.

                Section 2.9            SEC and Other Documents; Financial
                                       Statements.

     (a) The Company has delivered or made available to Buyer each registration statement, report, proxy statement or information statement and all exhibits, amendments and supplements thereto prepared by it or relating to its properties since January 1, 1999, which are listed in Schedule 3.5(a), each in the form (including exhibits and any amendments and supplements thereto) filed with the SEC (collectively, the "Company Reports"). Except as set forth on Schedule 3.5(a), the Company Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). Except as set forth on
Schedule 3.5(a), as of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any Government Authority with respect to any of the Company Reports.

     (b) Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United

States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, for the absence of notes thereto, and subject to normal recurring year-end adjustments which have not been and will not be material in nature or amount.

     (c) Company Unaudited Financial Statements. Schedule 3.5(c) sets forth unaudited consolidated balance sheets of the Company and its Subsidiaries as of July 31, 1999, and August 31, 1999, and related statements of income for the monthly periods then ended, which financial statements were prepared solely for internal use by Company management and have not been reviewed by the Company's external auditors (the "COMPANY UNAUDITED FINANCIAL STATEMENTS"). The Company Unaudited Financial Statements present fairly, in all material-respects, the financial position of the Company and its Subsidiaries as of the dates of and for the periods covered by such financial statements in accordance with GAAP, consistently applied, except (i) as noted therein, (ii) for the absence of notes thereto and (iii) for normal recurring month-end, quarter-end and year-end adjustments which will the Company does not believe will be material in nature or amount.

     (d) MicroVisions Unaudited Financial Statements. Schedule 3.5(d) sets forth the following financial statements of MicroVisions, which financial statements were delivered to the Company by MicroVisions: (i) the balance sheets of MicroVisions as of December 31, 1998, and December 31, 1997, and the related statements of income for the respective years then ended (the "MicroVisions Audited Financial Statements"), (ii) the balance sheet of MicroVisions as of June 30, 1999, and the related statement of income for the six (6) month period then ended, which have not been reviewed by the Company's or MicroVisions' external auditors (the "MICROVISIONS 6-MONTH FINANCIAL STATEMENTS") and (iii) the balance sheet of MicroVisions as of July 31, 1999, and August 31, 1999, and related statements of income for the monthly periods then ended, which were prepared solely for internal use by MicroVisions and the Company and have not been reviewed by the Company's or MicroVisions' external auditors (the "MICROVISIONS MONTHLY REPORTS").

           (i) The MicroVisions Audited Financial Statements present fairly, in all material respects, the financial position of MicroVisions as of the dates of and for the periods covered by such financial statements in accordance with GAAP consistently applied.

           (ii) The MicroVisions 6-Month Financial Statements present fairly, in all material respects, the financial position of MicroVisions as of the dates of and for the periods covered by such financial statements in accordance with GAAP consistently applied, except (x) as noted therein,
      (y) for the absence of notes thereto and (z) for normal recurring month-end, quarter-end and year-end adjustments which will not be material in nature or amount.

           (iii) The MicroVisions Monthly Reports present fairly, in all material respects, the financial position of MicroVisions as of the dates of and for the periods covered by such financial statements in accordance with GAAP consistently applied, except (x) as noted therein,
      (y) for the absence of notes thereto and (z) for normal recurring month-end, quarter-end and year-end adjustments which will not be material in nature or amount.

     (d) The projections of the Company, MicroVisions, CNI and ASYNC delivered to Buyers by the Company under cover of a letter dated the date hereof were prepared on the basis of assumptions that the Company believes to be reasonable, which assumptions are stated in the notes to such projections.

                Section 2.11           Litigation; Compliance With Law.

     (a) Except as set forth on Schedule 3.6, there are no Actions pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries that could, individually or in the aggregate, result in a Material Adverse Effect, or which question the validity hereof or any action taken or to be taken in connection herewith. Except as disclosed in Schedule 3.6(a) or in the Company Reports there are no continuing orders, injunctions or decrees of any Government Authority to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound.

     (b) None of the Company or its Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties which, if enforced, could, individually or in the aggregate, result in a Material Adverse Effect.

                Section 2.13           Absence of Certain Changes or Events.

     Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or in Schedule 3.7, since December 31, 1998, the Company and each of its Subsidiaries has conducted its business only in the ordinary course, and there has not been (a) any change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its Subsidiaries outside the ordinary course of business, or
(d) any material change in the Company's accounting principles, practices or methods.

                Section 2.14           Tax Matters.

     (a) Except as set forth on Schedule 3.8(a), the Company and each of its Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all respects. All Taxes shown as owed by the Company or any of its Subsidiaries on any Tax Return or claimed or asserted to be due, from or with respect to any of them, have been paid, except for Taxes being contested in good faith and for which adequate reserves have been taken. The Company and each of its Subsidiaries have properly made due and sufficient accruals for all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. The Company and each of its Subsidiaries have made all required current estimated Tax payments sufficient to avoid any understatement penalties. None of the Company or any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 3.8(a), none of the Company or any of its Subsidiaries is being audited or examined by any taxing authority with respect to any Tax or is a party to any pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. No audit or investigation report has been issued in the five years prior to the date of this Agreement relating to Taxes due from or with respect to the Company or any of its Subsidiaries, their perspective incomes, assets or operations. True and complete copies of all federal, state and local income or franchise Tax Returns filed by the Company and each of its Subsidiaries for 1997 and 1998 and all communications relating thereto have been delivered to Buyer or made available to representatives of Buyer prior to the date hereof. No claim has been made in writing or, to the Company's knowledge, otherwise by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 3.8(a), there is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries, (i) claimed or raised by any taxing authority in writing or (ii) as to which the Company or any of its Subsidiaries has knowledge.

     (b) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee, officer, or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     (c) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries (or any issuance of stock pursuant to the exercise of any stock option) under any contract, stock plan, program, arrangement or understanding currently in effect.

     (d) None of the Company or any of its Subsidiaries is a party to, bound by, or obligated under, any Tax sharing agreement (whether or not written).

     (e) All Taxes that the Company or the Subsidiaries have been or are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid over to the appropriate taxing authority.

     (f) There are no liens for Taxes upon the assets of the Company or any of the Subsidiaries, except for liens arising as a matter of law relating to current Taxes not yet due.

     (g) None of the Company nor any of its Subsidiaries has issued or will issue any indebtedness which constitutes "corporate acquisition indebtedness" within the meaning of Section 279 of the Code or the Treasury Regulations thereunder.

                Section 2.17           Compliance with Agreements; Material
                                       Agreements.

     (a) Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its charter or by-laws (or equivalent documents).

     (b) The Company and each of its Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Government Authority and all other material reports and statements required to be filed by them, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States and Canada, and have paid all fees or assessments due and payable in connection therewith (provided that this representation does not cover tax matters, which are addressed in Section 3.8 above). No regulatory agency has asserted that the Company or any Subsidiary is in violation of any requirement of law.

     (c) The Company Reports or Schedule 3.9(c) set forth (i) a description of all material indebtedness of the Company and each of its Subsidiaries, whether unsecured, or secured or collateralized by mortgages, deeds of trust or other security interests in any assets of the Company and each of its Subsidiaries, or otherwise and (ii) each Commitment entered into by the Company or any of its Subsidiaries (including any guarantees of any third party's debt or any obligations in respect of letters of credit issued for the Company's or any Subsidiary's account) which may result in total payments or liability in excess of $100,000. True and complete copies of the documents relating to the foregoing have been delivered or made available to Buyers prior to the date hereof. Neither the Company nor any of its Subsidiaries is in default, and, to the

Company's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, under any of the documents described in clause (i) or (ii) of this paragraph or in respect of any payment obligations thereunder. All joint venture and partnership agreements to which the Company or any of its Subsidiaries is a party as of the date hereof are set forth in Schedule 3.9(c), all of which are in full force and effect as against the Company or such Subsidiary and, to the Company's knowledge, as against the other parties thereto, and none of the Company or any of its Subsidiaries is in default, and, to the Company's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, with respect to any obligations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Company's knowledge, the other parties to such agreements are not in breach of any of their respective obligations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no condition with respect to the Company's Subsidiaries (including with respect to the partnership agreements for the Company's Subsidiaries that are partnerships) that could, individually or in the aggregate, result in a Material Adverse Effect.

     (d) Schedule 3.9(d) sets forth a complete and accurate list of all material agreements to which the Company or any of its Subsidiaries is a party relating to (i) the purchase or lease of computer or telecommunications hardware, software or services from third parties; (ii) the provision of computer or telecommunication hardware, software or services to customers; and
(iii) any agency agreements relating to any of the foregoing. True and complete copies of such agreements have been provided to Buyers.

     (e) Schedule 3.9(e) sets forth a complete and accurate list of all material agreements entered into by the Company as of the date hereof which are not listed in any other Schedule hereto, including material Debt Instruments.

     (f) Except as set forth on Schedule 3.9(f), each agreement set forth in Schedules 3.9(d) and 3.9(e) is in full force and effect as against the Company or its Subsidiaries, as applicable, and to the Company's knowledge, as against the other parties thereto; no payments, if any, thereunder are delinquent; the Company is not in default thereunder; and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries. Except as set forth on Schedule 3.9(f), no event has occurred which, with notice or lapse of time or both, would constitute a default by the Company under any agreement set forth in Schedules 3.9(d) and 3.9(e). To the Company's knowledge, the other parties to such agreements are not in breach of their respective obligations thereunder, except as could not, individually or in the aggregate, result in a Material Adverse Effect. True and complete copies of each such agreement have been provided to Buyers prior to the date hereof.

     (g) Schedule 3.9(g) sets forth a complete and accurate list of all agreements of the Company in effect on the date hereof relating to transactions with affiliates and potential conflicts of interest. Each agreement or arrangement set forth in Schedule 3.9(g) is in full force and effect, and the Company, each of its Subsidiaries, and, to the Company's knowledge, the other parties thereto are in compliance with such agreements. True and complete copies of each such agreement or arrangement have been provided to Buyer.

     (h) Subject to the Company's obtaining the third party consents set forth in Schedule 3.4(d), and except as set forth on Schedule 3.9(h), there are no change of control or similar provisions in any employment, severance, stock option, stock incentive, or other agreement or arrangement to which the Company or any of its Subsidiaries is a party which would be triggered by the transactions contemplated by this Agreement or the MicroVisions Acquisition, the CNI Acquisition or the ASYNC Acquisition. Schedule 3.9(h) identifies the obligations (including any payment or other obligation, forgiveness of debt, other release from obligations, or acceleration of vesting) which are created, accelerated, triggered, modified or released by the execution, delivery or performance of this Agreement or the MicroVision Acquisition, the CNI Acquisition or the ASYNC Acquisition or the consummation of the transactions contemplated hereby or thereby.

                Section 2.19 Financial Records; Company Charter and By-laws; Corporate Records.

     (a) The books of account and other financial records of the Company and each of its Subsidiaries are in all respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all respects in the financial statements included in the Company Reports.

     (b) The Company has previously delivered to Buyers true and complete copies of the Company Charter and the By-laws of the Company, as amended to date, and the charter, by-laws, organization documents, partnership agreements and joint venture agreements of its Subsidiaries, and all amendments thereto. All such documents are listed in Schedule 3.10(b).

     (c) The minute books and other records of corporate or partnership proceedings of the Company and each of its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of the Company and their Subsidiaries which are corporations and all actions of the partners of the Subsidiaries which are partnerships.

                Section 2.21           Properties; Capital Expenditures; Other
                                       Assets.

     (a)Schedule 3.11(a) sets forth a complete and accurate list and the address of all real property leased by the Company or any of its Subsidiaries or otherwise used by the Company or its Subsidiaries in the conduct of their respective businesses or operations (collectively, and together with the land at each address referenced in Schedule 3.11(a) and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "Company Properties").
Neither the Company nor any of its Subsidiaries owns, holds or occupies any real property or any interest in real property other than such leasehold interests. All of such leases are in full force and effect with no default by the Company or any Subsidiary and, to the Company's knowledge, no material default by any other party thereto.

     (b) Except as set forth in Schedule 3.11(b), the Company has no knowledge
(i) that any currently required certificate, permit or license (including building permits and certificates of occupancy for tenant spaces) from any Government Authority having jurisdiction over any Company Property or any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the Company Properties or which are necessary to permit the lawful use and operation of utility service to any Company Property or of any existing driveways, roads or other means of egress and ingress to and from any of the Company Properties has not been obtained or is not in full force and effect, or of any pending modification or cancellation of any of same, or (ii) of any violation by any Company Property of any United States or Canadian federal, state or municipal law, ordinance, order, regulation or requirement, including any applicable zoning law or building code, as a result of the use or occupancy of such Company Property or otherwise. The Company has no knowledge of uninsured physical damage to any Company Property.

     (c) The Company has no knowledge that any condemnation, eminent domain or rezoning proceedings are pending or threatened with respect to any of the Company Properties.

     (d) Schedule 3.11(d) sets forth the Company's and each Subsidiary's capital expenditure budget and schedule, which describes the capital expenditures which the Company or any Subsidiary has made or anticipates making from July 1, 1999 through December 31, 2000.

     (e) The Company and each of its Subsidiaries have good and sufficient title to all the personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of the Company and its Subsidiaries as of June 30, 1999, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens other than Permitted Liens.

                Section 2.23           Environmental Matters.

Each of the Company and its Subsidiaries has obtained, and now maintains as currently valid and effective, all permits, certificates of financial responsibility and other governmental authorizations required to be obtained by the Company or any Subsidiary under the Environmental Laws (the "Environmental Permits") in connection with the operation of its businesses and properties. Except as set forth on Schedule 3.12, each of the Company and its Subsidiaries, and each Company Property is and has been in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws and no liability exists under any Environmental Laws or otherwise with respect to prior operations or activities. Except as set forth on Schedule 3.12, the Company has no knowledge of any circumstances or conditions that may prevent or interfere with such compliance in the future.

                Section 2.24           Employees and Employee Benefit Plans.

     (a) Schedule 3.13(a)(i) sets forth a complete and accurate list of all employment agreements between the Company or any of its Subsidiaries and directors, officers or employees of the Company or any of its Subsidiaries that are not substantially on the terms reflected in the form of agreement attached as Schedule 3.1(a)(ii) or that contain any change of control provisions or provide for any severance benefits above statutory minimums. Except for the employees who are parties to such employment agreements, all of the employees of the Company and each of its Subsidiaries are employed on an at-will basis (except for restrictions or limitations on the at-will basis of such employees imposed by law or equity or general principles of law or equity).

     (b) The Company Reports or Schedule 3.13(b) sets forth a complete and accurate list of all Employee Benefit Plans and all material Benefit Arrangements which cover Employees of the Company or any of its Subsidiaries with respect to their employment relationship with the Company or any of its Subsidiaries (the "Company Plans"). Such Schedule identifies as such each Employee Benefit Plan that is intended to be qualified under section 401(a) of the Code. With respect to each Company Plan, the Company will make available to Buyer true and complete copies of: (i) the plans and related trust documents and amendments thereto, (ii) the most recent summary plan descriptions, if any, and the most recent annual report, if any, and (iii) the most recent actuarial valuation (to the extent applicable). In the case of any unwritten Plan, the Company will make available a written description thereof.

     (c) With respect to each Company Plan, (i) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) the Company and each of its Subsidiaries has contributed to each Pension Plan included in the Company Plans not less than the amounts accrued for such plan for all plan periods for which payment is due, and

(iii) none of the Company or any of its Subsidiaries has any funding commitment or other accrued liabilities except as set forth on Schedule 3.13(c) or as reserved for in the financial statements in or incorporated by reference into the Company Reports. As to each Employee Benefit Plan intended to be qualified under section 401(a) of the Code, the Company has received a favorable determination letter from the Internal Revenue Service and nothing has occurred since the date of such letter to impair its continued validity and effectiveness, assuming that the Plan is amended on a timely basis to comply with any changes in legislative, regulatory or administrative requirements as to which the remedial amendment period has not yet ended.

     (d) Except as set forth on Schedule 3.13(d), none of the Company or any of its Subsidiaries has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of the Company or any of its Subsidiaries (except for normal increases in compensation consistent with past practices), and no intention to do so has been communicated to Employees of the Company or any of its Subsidiaries.

     (e) There are no pending or, to the Company's knowledge, anticipated claims (excluding routine claims for benefits made in the ordinary course of Company Plan activities) against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to their duties to the Company Plans and no suit, action or other litigation has been brought against or with respect to any such Company Plans.

     (f) Neither the Company nor any of the ERISA Affiliates has, at any time after September 25, 1980, contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

     (g) Except as required by the continuation coverage requirements of
Section 601 et seq. of ERISA and Section 4980B of the Code or requirements of state law and regulations and except as set forth on Schedule 3.13(g), the Company and its Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits described in Section 3(1) of ERISA to any Employee or former Employee following his retirement or termination of employment and, to the Company's knowledge, the Company and its Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any Employee or former Employee that such benefits would be provided.

     (h) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by the Company or a Subsidiary or in which the Company or a Subsidiary participates or participated and which provides benefits to Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in

Section 3(1) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and (ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultancy or severance contracts and other polices or practices of the Company or a Subsidiary providing employee or executive compensation or benefits to Employees maintained or contributed to by the Company or a Subsidiary, other than Employee Benefit Plans. "Employees" mean all current employees, former employees and retired employees of the Company or any of its Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities (other than such liabilities that arise solely out of, or relate solely to, the Company Plans) of the ERISA Affiliates (other than the Company and its Subsidiaries) under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations.

     (i) With respect to each Company Plan that is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under such plan, on a termination basis, (iii) no reportable event within the meaning of Section 4043(c) of ERISA has occurred, with respect to which notice has not been waived, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event, and (iv) all premiums due to the Pension Benefit Guaranty Corporation have been timely paid in full.

     (j) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company or a Subsidiary following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

     (k) Except as set forth in Schedule 3.13(k), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event other than a termination of employment with respect to which the employee being terminated receives payments or benefits that he would have received if he had terminated or been terminated and without regard to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company.

                Section 2.26           Labor Matters.

     Except as set forth in Schedule 3.14, none of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

                Section 2.27           Affiliate Transactions.

     Schedule 3.15 sets forth a complete and accurate list of all transactions, series of related transactions or currently proposed transactions or series of related transactions entered into by the Company or any of its Subsidiaries since January 1, 1997 which are of the type required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Laws. True and complete copies of all agreements or contracts relating to such transactions have been provided to Buyers prior to the date hereof.

                Section 2.28           Insurance.

     The Company maintains insurance policies, including liability policies, covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each of its Subsidiaries (collectively, the "Insurance Policies"), which are of a type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its Subsidiaries. There is no material claim by the Company or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

                Section 2.29           Delaware Takeover Law.

     The terms of Section 203 of the Delaware General Corporation Law will not apply to any transaction contemplated hereby or to the ownership of the Purchased Shares, the Purchased Warrants or the Company Common Stock to be issued to Buyers upon exercise of the Purchased Warrants.

                Section 2.30           Brokers or Finders.

     Except for Gerard, Klauer & Mattison, whose fees and expenses shall be paid by the Company pursuant to the letter agreement dated May 28, 1999, as amended by a letter agreement dated October 11, 1999, a copy of which has been furnished to Buyers, no agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or any Buyer in connection with this Agreement or any of the transactions contemplated hereby.

                Section 2.31           Y2K Matters.

     All information technology presently expected to be used by the Company or any Subsidiary on or following December 31, 1999 in the administration and the business operations of the Company or any Subsidiary, including, without limitation, in all products and services (i) provided by the Company or any Subsidiary whether to third parties or for internal use or (ii) to the best of the Company's knowledge after reasonable investigation, used in combination with any information technology of its clients, customers, suppliers or vendors, accurately processes or will process date and time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations and neither performance nor functionality of such technology will be affected by dates prior to, during and after the year 2000. Except as set forth on Schedule 3.19, neither the Company nor any Subsidiary has any obligation under warranty agreements, service agreements or otherwise to remedy any information technology defect relating to the year 2000.

                Section 2.32           Knowledge Defined.

     As used herein, the phrase "to the Company's knowledge" (or words of similar import) means the actual knowledge of any of Philip Ladouceur, Glen Holmes, Raghu Kilambi and Kyle Scott and includes any facts, matters or circumstances set forth in any written notice from any Government Authority or any other material written notice received by the Company or any of its Subsidiaries, and also including any matter of which any Buyer informs the Company in writing.

                Section 2.33           No Change of Control.

     Except as set forth on Schedule 3.21, since June 30, 1999 no Change of Control of the Company has occurred and to the Company's knowledge no event has occurred which is reasonably likely to lead to a Change of Control.

                Section 2.34           Intellectual Property.

     (a) For purposes of this Section 3.22, "Intellectual Property" shall mean, collectively: (x) all U.S. and foreign registered, unregistered and pending (i) trade names, trade dress, trademarks, service marks, assumed names, business names and logos, and all registrations and applications therefor, together with all goodwill symbolized thereby, (ii) computer software, data files, source and object codes, user interfaces, manuals and other specifications and documentation and all know-how relating thereto, except generally available off-the-shelf programs (collectively, the "Computer Software"), (iii) copyrights (including, without limitation, those in Computer Software, and all registrations and applications therefor), (iv) utility and design patents, registered designs and invention disclosures (including, without limitation, those relating to Computer Software), and all grants, registrations and applications therefor (collectively, the "Patents"), (v) trade secrets, inventions, processes, formulae, know-how, concepts, ideas, research and development, designs, business plans, strategies, marketing and other information and customer lists (collectively, the "Trade Secrets"), and (vi) other intellectual property, including, without limitation, adequate research and development facilities; and (y) all license, assignment, distribution or other agreements relating to any of the items set forth in clause (x) above (collectively, the "Contracts").

     (b) Schedule 3.22(b) sets forth a complete and accurate list of (I) all material Intellectual Property in which the Company or any of its Subsidiaries has an ownership interest, indicating the owner thereof, and all applications, registrations and grants with respect thereto (collectively, the "Owned Property"), provided that such list need not identify non-material unregistered copyrights unless such copyrights relate to proprietary Computer Software, (II) all Intellectual Property (other than the Owned Property) which is used in or relates to the Business (including the business of any Subsidiary), indicating the owner thereof, and (III) all material Contracts with respect to the Intellectual Property referred to in clauses (I) and (II) above. The Intellectual Property included in clauses (I) and (II) above is collectively referred to herein as the "Company Intellectual Property".

     (c) Except as set forth on Schedule 3.22(b), the Company or a Subsidiary is the sole and exclusive owner of the Owned Property, and is listed in the records of the appropriate U.S. and/or foreign governmental agencies as the sole and exclusive owner of record for each registration, grant and application listed in
Schedule 3.22(b).

     (d) Except as set forth on Schedule 3.22(b), no act has been done or omitted to be done by the Company or any Subsidiary, or any licensee thereof, which has had or could have the effect of impairing or dedicating to the public, or entitling any U.S. or foreign governmental authority or any other Person to cancel, forfeit, modify or consider abandoned, any Owned Property, or give any Person any rights with respect thereto (other than pursuant to a Contract listed in Schedule 3.22), and all of the Company's or a Subsidiary's rights in the Company Intellectual Property are valid, enforceable and free of defects. Neither the Company nor any Subsidiary has any knowledge of any facts or claims which cause or would cause any Patent included in the Company Intellectual Property to be invalid or unenforceable, and neither the Company nor any Subsidiary has received any notice that any Person may bring such a claim.

     (e) Except as set forth on Schedule 3.22, the Company and each of its Subsidiaries owns or otherwise has the valid right to use through a Contract listed on Schedule X any and all Intellectual Property that is used in or is necessary or advisable for the conduct of the Business as currently conducted and as contemplated to be conducted, free and clear of any lien, encumbrance, royalty or other payment obligations (except for royalties payable in respect of off-the-shelf Computer Software at standard commercial rates and ordinary course payments made under software hosting and reselling agreements in connection with the Company's provision of application service provider services) and otherwise on commercially reasonable terms.

     (e) None of the Company, any of its Subsidiaries or their businesses as currently conducted or as contemplated to be conducted (except that no representation or warranties as to the businesses of CNI and ASYNC is made in this paragraph), is in conflict with or in violation or infringement of, nor has the Company or any of its Subsidiaries received any notice of any conflict with or violation or infringement of, nor are proceedings or claims pending, nor have any such proceedings or claims been instituted or asserted in writing against the Company or any of its Subsidiaries, nor are any proceedings threatened, alleging any violation, nor is there any valid basis for any such proceeding or claim, of any rights or asserted rights of any other Person with respect to any Intellectual Property of such other Person.

     (f) No proceedings or claims in which the Company or any of its Subsidiaries alleges that any Person is infringing upon, or otherwise violatng, any Company Property are pending, and none have been served by, instituted or asserted by the Company or any such Subsidiary, nor are any proceedings threatened alleging any such violation or infringement, nor does the Company or any such Subsidiary know of any valid basis for any such proceeding or claim.

     (g) Neither the Company nor any of its Subsidiaries has, prior to the date hereof, divulged, furnished to or made accessible to any Person, any Trade Secrets included in the Company Property without prior thereto having obtained an enforceable agreement of confidentiality from such Person, and all such confidentiality agreements are listed on Schedule 3.22.

     (h) The Company and each of its Subsidiaries have obtained from all individuals who participated in any respect in the invention or authorship of any Owned Property (as employees of the Company or one of its Subsidiaries, as consultants, as employees of consultants or otherwise) effective waivers of any and all ownership rights of such individuals in such Owned Property, and assignments to the Company or one of its Subsidiaries of all rights with respect thereto, other than from such individuals whose copyrightable works the Company hereby represent to be "works made for hire" within the meaning of Section 101 of the Copyright Act of 1976.] No officer or employee of the Company or any Subsidiary is subject to any agreement with any other Person or entity which gives to any other Person any interest in inventions or other intellectual property of a type that are related to the types of businesses currently conducted by the Company or any Subsidiary, or requires such officer or employee to keep confidential any trade secrets, proprietary data, customer lists or other business information or which restricts such officer or employee from engaging in competitive activities or solicitation of customers.

     (i) The Company and each of its Subsidiaries have taken all actions which are necessary or advisable in order to fully protect the Company

Property in a manner consistent with prudent commercial practice in the computer services industry.

                Section 2.33           Liability Insurance.

     The Company maintains liability insurance for its directors and officers under a policy with [insurance company], a copy of which policy (together with all endorsements, amendments, supplements and related materials) has been provided to Buyers.

                Section 2.34           Acquisitions.

     (a) As of the time of the Initial Closing, the MicroVisions Acquisition will have been consummated in accordance with the Agreement and Plan of Reorganization and Merger dated as of June 2, 1999 by and among the Company, MicroVisions and certain other entities, as amended by that certain Assignment and Amendment No. 1 dated October 15, 1999, among the Company, MicroVisions and FutureLink MicroVisions Acquisition Corp. (the "MicroVisions Acquisition Agreement"), with no waiver, except as set forth in Schedule 3.24(a), of any closing conditions thereto (and with all material governmental and third party consents, filings and notices required in connection therewith having been made or obtained) by the Company and, with no material change in the disclosures made to the Company in the disclosure schedule delivered on June 2, 1999 pursuant to the MicroVisions Acquisition Agreement. A true and complete copy of the MicroVisions Acquisition Agreement and each disclosure schedule, exhibit, amendment or supplement thereto has been delivered to Buyer and are attached hereto as Schedule 3.24(a).

     (b) The Company has delivered to Buyer complete and correct copies of all material documents delivered to the Company in connection with the ASYNC Acquisition and the CNI Acquisition, including the acquisition agreements and disclosure schedules pertaining thereto, which are attached hereto as Schedule 3.24(b). To the Company's knowledge, all representations, warranties and disclosures made in such documents or in connection therewith are true and correct and the Company is not aware of any event or circumstance that presents a substantial possibility of either such transaction failing to close on the terms set forth in the ASYNC Acquisition Agreement and the CNI Acquisition Agreement.

                Section 2.36           No Undisclosed Liabilities.

     Except as and to the extent set forth in the Company Reports and the Company's financial statements filed with the SEC or in any Schedule hereto, none of the Company or any of its Subsidiaries has any Liabilities (nor do there exist any circumstance which are likely to give rise to Liabilities) other than Liabilities incurred in the ordinary course of business and consistent with past practice since June 30, 1999.

                Section 2.37           The Merger.

     All steps necessary for the consummation of the Merger, including all approvals, have been validly taken or obtained; certificates of withdrawal and merger in the forms attached as Schedule 3.26 have been filed with the Secretaries of the State of Colorado and Delaware; and the Merger has become effective on the terms set forth in the Merger Agreement and such certificates. No shareholders of FutureLink Colorado have taken the steps required under Colorado law to assert dissenter's or appraisal rights in connection with the Merger.

                Section 2.38           Disclosure.

     Neither this Agreement nor any certificate, instrument or written statement furnished or made to Buyers by or on behalf of the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which they were made not misleading. No changes have occurred that would require any amendment or supplement to the Company Reports if Company Securities were being offered publicly as of the date hereof or as of the date of either Closing.

                                   ARTICLE II

                    Representations and Warranties of Buyers

     Each Buyer hereby represents and warrants to the Company as follows:

                Section 3.1            Organization.

     Such Buyer is a the type of entity indicated on Schedule 1, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, as listed on Schedule 1. Such Buyer has all requisite power and authority to carry on its business as now conducted, and to enter into this Agreement, and the Registration Rights Agreement and to perform its obligations hereunder and thereunder.

                Section 3.2            Due Authorization.

     The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly and validly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed and delivered by such Buyer and constitutes the valid and legally binding obligations of such Buyer, enforceable against such Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

                Section 3.3            Conflicting Agreements and Other Matters.

     Neither the execution and delivery of this Agreement nor the performance by such Buyer of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, lien or charge of any kind upon any of the properties or assets of such Buyer pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents or agreements of such Buyer or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which such Buyer is bound, except for filings under the HSR Act and filings after the Closing under Section 13(d) or Section 16 of the Exchange Act.

          Section 3.4         Acquisition for Investment; Sophistication.

     (a) Such Buyer is acquiring the Company Securities being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and such Buyer has no present intention or plan to effect any distribution of shares of Company Common Stock, provided that the disposition of Company Common Stock owned by such Buyer shall at all times be and remain within its control, subject to the provisions of this Agreement and the Registration Rights Agreement. The certificates representing the Purchased Securities shall bear a prominent legend with respect to the restrictions on transfer under the Securities Act and under applicable state securities laws. Prior to any proposed transfer of any Purchased Securities, unless such transfer is made pursuant to an effective registration statement under the Securities Act, such Buyer will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Purchased Securities may be sold or otherwise transferred without registration under the Securities Act. The Company will remove the legend relating to Securities Act restrictions from any Purchased Securities at any time two years after issuance if such Buyer delivers to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such Purchased Securities are no longer subject to transfer restrictions under the Securities Act. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation) each certificate for the Purchased Securities shall bear any restricted securities legend required hereby, unless such legend is no longer required hereunder. Such Buyer is able to bear the economic risk of the acquisition of Purchased Securities pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment.

     (b) Such Buyer is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

                Section 3.6            Resources.

     Such Buyer has requisite cash, cash equivalents, equity commitments or other sources of financing available to consummate the transactions contemplated hereby.

                Section 3.7            Brokers or Finders.

     Such Buyer has not engaged any agent, broker, investment banker or other firm or person that will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with this Agreement or any of the transactions contemplated hereby for which the Company or any of its Affiliates will be responsible.

                Section 3.8            Investment Company Matters.

     Such Buyer is not, and after giving effect to the purchase of Company Common Stock contemplated hereby will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                                  ARTICLE III

                         Covenants Relating to Closing

                Section 2.1            Taking of Necessary Action.

     (a) Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Registration Rights Agreement, subject to the terms and conditions hereof and thereof, including all actions and things necessary to cause all conditions precedent set forth in Article 7 to be satisfied.

     (b) The Company shall use its commercially reasonable best efforts to obtain the consent set forth in Schedule 3.4(d).

     (c) From the date hereof until the date on which the persons nominated pursuant to Section 6.4 first become members of the Board, (i) no grant or award of options or other similar equity-related or incentive compensation shall be made pursuant to or by amendment to the agreements listed on Schedule 3.9(g), and (ii) no employment, stock option or other agreement shall be entered into which contains a change-of-control or similar provision.

                Section 2.3            Registration Rights Agreement.

     At the Closing, the Company and each Buyer shall enter into the Registration Rights Agreement.

          Section 2.4         Public Announcements; Confidentiality.

     (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in
Section 5.3(b), the Company and each Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated hereby or thereby. If a party is required by law or any stock exchange or similar rule to issue a news release or other public announcement, it shall advise the other party in advance thereof and use reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

     (b) Each Buyer agrees that all information provided to it or any of its representatives pursuant to this Agreement shall be kept confidential, and such Buyer shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, investors, lenders, legal advisors, accountants, consultants and Affiliates of such Buyer who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of each Buyer shall not (i) relate to any information that (1) is or becomes generally available to the public other than as a result of unauthorized disclosure by such Buyer or by persons to whom such Buyer has made such information available, (2) is or becomes available to such Buyer on a non-confidential basis from a third party that is not, to such Buyer's knowledge, bound by any other confidentiality agreement with the Company, or
(ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process, provided that in such event the party which believes it is so required to make any such disclosure shall (x) give the Company reasonable advance notice thereof to the extent practicable, (y) to the extent practicable, give the Company the opportunity, at its expense, to oppose any such required disclosure or seek confidential treatment thereof by the recipient of such information and (z) cooperate with the Company in connection therewith. Buyers acknowledge that United States securities laws restrict trading in securities while in possession of material non-public information, and they shall not, directly or indirectly, alone or with others, in any manner acquire or attempt to acquire or dispose of any securities of the Company in violation of such laws.

          Section 2.6         Conduct of the Business.

     Except for transactions contemplated hereby, during the period from the date hereof to the date on which the persons nominated by PPE II pursuant to
Section 6.4 first become
members of the Board, each of the Company and each Subsidiary, except as otherwise consented to or approved by such Buyer in writing or as permitted or required hereby, (x) has conducted and will conduct its business and has engaged and will engage in transactions only in the ordinary course consistent with past practice, and (y) will not:

          (i) change any provision of the Company Charter or the Bylaws of the Company in a manner that would be adverse to any Buyer;

          (ii) except for (A) issuances of shares of Company Common Stock in consideration for the acquisition of assets by the Company in bona fide arm's-length transactions and subject to the limitations set forth in the Company Charter (and which issuances in any event shall not exceed 10% of the shares of Company Common Stock outstanding, on a pro forma basis, assuming the consummation of the transactions contemplated by this Agreement), (B) grants of options or the issuance or reacquisition of shares of Company Common Stock pursuant to the agreements listed on
     Schedule 3.13(b) or the awards listed on Schedule 3.3(a) or automatic awards pursuant to the terms of any stock option plan, change the number of shares of the authorized or issued capital stock of the Company or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of the capital stock of the Company or declare, set aside or pay any dividend, other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any shares of such capital stock;

          (iii) take any action or permit any of its Subsidiaries to take any action which would violate Section 6.2; or

          (iv) enter into any employment agreement, or permit any of its Subsidiaries to enter into any employment agreement with any officer or other employee.

                Section 2.8            Information and Access.

     From the date hereof until the date of the Second Closing, the Company and its Subsidiaries shall afford to each Buyer and its accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to each Buyer (1) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Laws, and (2) all other information concerning their businesses, personnel and the Company Properties as such Buyer may reasonably request.

             Section 2.9         Notification of Certain Matters.

     Each of Buyer and the Company shall use its good faith efforts to notify the other party in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of either party to so notify the other party shall not be deemed a breach of this Agreement.

             Section 2.10        Hart Scott-Rodino Filing.

     The Company and each Buyer required to do so shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                                   ARTICLE II

                          Certain Additional Covenants

             Section 1.1         Use of Proceeds.

     The Company shall use the funds received pursuant hereto for the funding of the Company's infrastructure, for working capital for the Company's current business and for pending and proposed acquisitions, provided that the Company shall be allowed to hold the funds in short term investments pending such use.

             Section 1.2         Actions Requiring Consent of the Buyers(a).

     (a) Until the earlier to occur of (i) the date Buyers collectively hold Equity Securities representing less than 5% of the Equity Securities outstanding on a Fully-Diluted Basis, (ii) the date the right to nominate any persons for election as director of the Company pursuant to Section 6.4 hereof ceases to exist in accordance with such Section 6.4, and (iii) the third anniversary of the Initial Closing, the Company shall not and shall not permit any material direct or indirect Subsidiary any of the following actions without the prior written consent of the holders of a majority of the Company Securities then held by all Buyers:

     (b) effect any merger, amalgamation, corporate reorganization or business combination or otherwise acquire or dispose of any assets in a single transaction or series of related transactions if, as a result of such transactions the assets or revenues of the Company and its Subsidiaries taken as a whole are, or are reasonably likely to be, increased or decreased by 25% or more; or redeem or repurchase any Equity Securities with a fair market value in excess of $5,000,000; or

     (c) engage in any new line of business (other than natural extensions of the Company's current businesses) or otherwise materially alter the business, operations or activities of the Company and its Subsidiaries as currently conducted.

                Section 1.2            Preemptive Right(a).

     (a) For a period of eighteen (18) months following the date hereof, if the Company shall propose to issue any Equity Securities for cash (other than issuances with respect to employee benefit plans or in connection with a Public Offering), then each Buyer shall have the right to subscribe in cash on the proposed terms for any amount up to its Preemptive Right Pro Rata Share of such Equity Securities. The "Preemptive Right Pro Rata Share" of a Buyer shall be, at any given time, (i) such number of Equity Securities proposed to be issued for cash multiplied by (ii) a fraction, the numerator of which is the number of Equity Securities then held by such Buyer and the denominator of which is the total number of Equity Securities issued and outstanding on a Fully-Diluted Basis before giving effect to the new issuance.

     (b) In the event that a preemptive right arises this Section 6.3, the Company shall give each Buyer written notice (the "Preemptive Notice") of its intention to issue Equity Securities for cash, the price, the identity of the proposed subscriber, the principal terms upon which the Company proposes to issue the same and any other material information given to the proposed subscriber which has not already been provided to Buyers. Each Buyer shall have fifteen Business Days from the delivery date of any Preemptive Notice to agree to subscribe for a number of Equity Securities, as the case may be, up to its Preemptive Right Pro Rata Share (in each case calculated prior to the issuance) for the price and upon the terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the number of Equity Securities, as the case may be, to be subscribed.

                Section 1.2            Board of Director Nominations.

     As soon as practicable after the Initial Closing, the Company's Board will be expanded to include two persons nominated by PPE II. Thereafter, so long as the Buyers collectively continue to hold shares of Company Common Stock representing at least 50% of the Company Common Stock purchased pursuant to this Agreement, PPE II, or any other Buyer to which PPE II shall have transferred its rights under this Section 6.4, shall have the right to nominate two persons for election as directors of the Company. Such right to nominate persons for election as directors of the Company shall be reduced to one person in the event the Buyers collectively no longer hold shares of Company Common Stock representing at least 50% of the Company Common Stock purchased pursuant to this Agreement, and shall remain at one as long as the Buyers collectively own shares of Company Common Stock representing at least 25% of the Company Common Stock purchased pursuant to this Agreement; provided, that (a) once the Buyers lose the right to nominate two directors pursuant to this Section 6.4 because they collectively no longer hold shares of Company Common Stock representing at least 50% of the Company Common Stock purchased pursuant to this Agreement, such right shall be permanently lost regardless of whether the Buyers thereafter acquire shares of Company Common which would cause them to own shares in excess of such threshold, and (b) once the Buyers lose the right to nominate one director pursuant to this Section 6.4 because they collectively no longer hold shares of Company Common Stock representing at least 25% of the Company Common Stock purchased pursuant to this Agreement, such right shall be permanently lost regardless of whether the Buyers thereafter acquire shares of Company Common which would cause them to own shares in excess of such threshold. PPE II's rights under this Section 6.4 may be transferred to other Buyers who purchase Company Common Stock directly from the Company at the First Closing or Second Closing but otherwise may not be transferred to any other person. As a condition to the nomination of any person for election as a director under this
Section 6.4, PPE II (or its permitted assignee) shall and shall cause such nominee to provide to the Company all information which would be required to be disclosed in a proxy statement or other filing required in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

                                   ARTICLE I

                             Conditions to Closings

                Section 0.1            Conditions of Initial Closing.

     The obligation of each Buyer to purchase and pay for the Purchased Securities to be purchased by it hereunder is subject to satisfaction or waiver of each of the following conditions precedent:

     (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the time of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.1(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company to be performed on or before the date of the Initial Closing in accordance with this Agreement shall have been duly performed in all respects, other than (except for the covenants set forth in Sections 5.1, 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). The Company shall have delivered to Buyer at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the Closing Date to such effect.

     In making any determination as to Material Adverse Effect under this
Section 7.1(a), the matters referred to in such Section shall be aggregated and considered together.

     (b) No Material Adverse Change. Since December 31, 1998 there shall not have been any change, circumstance or event which has had, or presents a substantial possibility of, a Material Adverse Effect.

     (c) Registration Rights Agreement and Voting Agreement. The Registration Rights Agreement and the Voting Agreement shall have been executed and delivered by the parties thereto.

     (d) No Injunction, etc. There shall not be in effect any final order, decree or injunction of a court or Governmental Authority of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby; there shall be no threatened or pending Action by any Governmental Authority seeking to enjoin or prohibit such consummation; and there shall be no pending or threatened Actions which would reasonably be expected to have a material adverse effect on the Company or any Subsidiary or on the ability of the Company to consummate the transactions contemplated hereby or to issue the Company Securities.

     (e) Simultaneous Purchases by Other Buyers. Each other Buyer shall be prepared to proceed with the Closing on a simultaneous basis.

     (f) Legal Opinion. Each Buyer shall have received on opinion or opinions from the Company's legal counsel in form and substance satisfactory to such Buyer.

     (g) Management Agreements. The Company shall have entered into an amendment to its employment agreement with Philip Ladouceur in the form provided to Buyers.

     (h) No Defaults. The Company shall not have taken any action or omitted to take any action which action or omission shall have caused a material default or breach of its covenants or agreements hereunder.

                Section 0.2            Conditions of Second Closing.

     The obligation of each Buyer to purchase and pay for the Company Securities to be purchased by its at the Second Closing hereunder is subject to satisfaction or waiver of each of the following conditions precedent:

     (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the time of the Second Closing, with the same effect as though such representations and warranties had been made on and as of the Second Closing Date (except for representations and warranties that speak as of a specific date or time other than the Second Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.2(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company to be performed on or before the date of the Initial Closing in accordance with this Agreement shall have been duly performed in all respects, other than (except for the covenants set forth in Sections 5.1, 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). The Company shall have delivered to Buyer at the Second Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the Second Closing Date to such effect.

     In making any determination as to Material Adverse Effect under this
Section 7.2(a), the matters referred to in such Section shall be aggregated and considered together.

     (b) No Material Adverse Change. Since December 31, 1998 there shall not have been any change, circumstance or event which has had, or presents a substantial possibility of, a Material Adverse Effect.

     (c) No Injunction, etc. There shall not be in effect any final order, decree or injunction of a court or Governmental Authority of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby; there shall be no threatened or pending Action by any Governmental Authority seeking to enjoin or prohibit such consummation; and there shall be no pending or threatened Actions which would reasonably be expected to have a material adverse effect on the Company or any Subsidiary or on the ability of the Company to consummate the transactions contemplated hereby or to issue the Company Securities.

     (d) Simultaneous Purchases by Other Buyers. Each other Buyer shall be prepared to proceed with the Second Closing on a simultaneous basis.

     (e) Legal Opinion. Buyer shall have received from counsel to the Company, a legal opinion addressed to the Buyers, dated as of the Second Closing Date, in the form and substance reasonably satisfactory to the Buyers.

     (f) Hart Scott-Rodino. Any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated and all other material authorizations, consents, approvals or clearances of any Governmental Entity necessary for the consummation of the Second Closing shall have been obtained.

                Section 0.5         Conditions of Sale.

     The obligations of the Company to issue and sell the Company Securities at the Initial Closing and at the Second Closing are subject to satisfaction or waiver of each of the following conditions precedent:

     (a) Representations and Warranties; Covenants. The representations and warranties of each Buyer contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the relevant Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.4(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of each Buyer to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for each Buyer's obligation to pay the relevant Purchase Price at the relevant Closing, except for Buyer's covenants set forth in Sections 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or such Buyer's ability to consummate the transactions contemplated hereby (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). Buyer shall have delivered to the Company at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Company dated the relevant Closing
Date to such effect.

     (b) No Injunction. There shall not be in effect any final order, decree or injunction of a court or Governmental Authority of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

                                   ARTICLE I

                           Survival; Indemnification

                Section 0.1            Survival.

     Other than the representations contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8 and 3.12 (which shall survive indefinitely all representations, warranties and covenants and agreements of the parties contained herein, including indemnity or indemnification agreements contained herein, or in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connection herewith shall survive the Closing until 5:00 p.m. New York time on October 15, 2002. No Action or proceeding may be brought with respect to any of the representations and warranties, or any of the covenants or agreements which survive until October 15, 2002, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement on or prior to October 15, 2002.

                Section 0.2            Indemnification.

     (a) Subject to Section 8.1, from and after the Closing

Date, each Buyer shall indemnify and hold harmless the Company, its successors and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Loss and Expenses") suffered, directly or indirectly, by the Company by reason of, or arising out of, (i) any breach as of the date made or deemed made (including the date of the Initial Closing and the date of the Second Closing) or required to be true of any representation or warranty made by such Buyer in or pursuant to this Agreement, or (ii) any failure by such Buyer to perform or fulfill any of its covenants or agreements set forth herein.

     (b) Subject to Section 8.1, from and after the Closing Date, the Company shall indemnify and hold harmless each Buyer, its successors and assigns, from and against any and all Loss and Expenses, suffered, directly or indirectly, by such Buyer by reason of, or arising out of, (i) any breach as of the date made or deemed made (including the date of the Initial Closing and the date of the Second Closing) or required to be true of any representation or warranty made by the Company in or pursuant to this Agreement and any statements made in any certificate, schedule or other document delivered by or on behalf of the Company pursuant to this Agreement, or (ii) any failure by the Company to perform or fulfill any of its covenants or agreements set forth herein.

     (c) Notwithstanding the foregoing, neither any Buyer nor the Company shall be responsible for any Loss and Expenses as provided by paragraphs (a) and (b), respectively, of this Section 8.2 until the cumulative aggregate amount of such Loss and Expenses suffered by all Buyers or the Company, as the case may be, exceeds $150,000, after which point all Loss and Expenses incurred in excess of $150,000 shall be recoverable, provided that the recovery of each Buyer shall be capped at 100% of the amount invested by it hereunder except in the case of fraud or willful breach. Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this
Article 8. For the purposes of calculating Loss and Expenses relating to any breach of a representation or warranty, the representations and warranties shall be read as if they did not include any qualifiers relating to materially or Material Adverse Effect.

     (d) Notwithstanding anything to the contrary contained herein, the rights of the parties to be indemnified under this Article VIII with respect to this Agreement and the transactions contemplated thereby are the sole and exclusive remedies of the parties with respect to any claims relating to or arising from this Agreement or the transactions contemplated hereby. In connection with the transactions contemplated hereby, none of the Company's officers, directors, shareholders or representatives shall have any liability hereunder and the Company shall have no liability (including for claims based upon federal or state securities laws or common law) except pursuant hereto.

                Section 0.3            Third-Party Claims.

     If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect thereto under this Article, such Indemnified Party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail; provided, however, the foregoing notwithstanding, the failure of any Indemnified Party to give any notice required to be given hereunder shall not affect such Indemnified Party's right to indemnification hereunder except to the extent the indemnifying party from whom such indemnity is sought shall have been prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure. The indemnifying party shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. The Indemnified Party shall not pay or settle any claim which the indemnifying party is contesting without the consent of the indemnifying party, which shall not be unreasonably withheld. If the indemnifying party does not notify the Indemnified Party within 20 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                                   ARTICLE I

                                  Termination

                Section /.1            Termination.

     (a) This Agreement may be terminated at any time prior to the Initial Closing by:

          (i) the mutual consent of the Company and each Buyer;

          (ii) any Buyer (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by the Company that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by the Company contained herein which has not been, or cannot be, cured within 10 Business Days after written notice of such breach is given to the Company; or

          (iii) the Company (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by Buyer that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by Buyer contained herein which has not been, or cannot be, cured within 10 Business Days after written notice of such breach is given to Buyer.

     (b) The obligations of the parties hereunder with regard to the transactions to be consummated at the Second Closing may be terminated (x) as contemplated by clause (a) above, or (y), if the Second Closing shall not occur prior to January 15, 2000, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe any material covenant or agreement set forth herein required to be performed or observed by such party on or before the date of the Second Closing.

                Section /.3            Procedure and Effect of Termination.

     In the event of termination of this Agreement by either or both of the Company and Buyer pursuant to Section 9.1(a), written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.4 (Public Announcements; Confidentiality), 9.3 (Expenses), and Article X (as it relates to any other surviving provisions), and any related definitional, interpretive or other provisions necessary for the logical interpretation of such provisions, shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement. In the event of termination of the obligations relating to the Second Closing pursuant to Section 9.1(b) after consummation of the First Closing, all provisions hereof other than those relating solely to the Second Closing shall remain in full force and effect; provided that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

                Section /.4            Expenses.

     (a) Except as set forth in this Agreement, whether or not any Stock Purchase is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that if Closing does not occur due to Buyer's termination of this Agreement, then the Company shall pay Buyer's reasonable out of pocket expenses, which shall serve as liquidated damages and be Buyer's sole remedy in such event, except that if the Closing shall not occur due to a willful breach by the Company, the Company shall pay all of Buyer's damages resulting therefrom. If the Closing shall occur the Company shall, at the Closing, reimburse Buyers for their out-of-pocket expenses in connection with the transactions contemplated hereby, in an amount not to exceed $125,000. The Company shall pay 50% and the Buyers collectively shall pay 50% of the HSR filing fees required in connection with the transactions contemplated hereby regardless of whether either or both of the Closings are consummated.

                                    ARTICLE

                                 Miscellaneous

                Section /.1            Counterparts.

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

                Section /.2            Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

                Section /.3            Entire Agreement.

     This Agreement (including agreements referenced herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein, except as set forth in the Pequot/FLNK Agreement dated the date hereof. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder. The confidentiality agreement relating to the transactions contemplated hereby is superseded hereby.

                Section /.4            Notices.

     All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

     Futurelink Corp.

     6 Morgan, Suite 100
     Irvine, California  92618
     Attention:  Raghu Kilambi

     with a copy to:

     Paul, Hastings, Janofsky & Walker
     399 Park Avenue
     31st Floor
     New York, New York  10022-4697
     Attention:  Tom Pollock
     Telecopy:  212-319-4090

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyers. Notices to Buyers shall be addressed to:

     Pequot Capital Management Inc.
     500 Nyala Farm Road
     Westport, Connecticut  06880
     Attention:
     Telecopy:  203-429-2400

     with a copy to:

     Dewey Ballantine LLP
     1301 Avenue of the Americas
     New York, New York  10019
     Attention:  William J. Phillips
     Telecopy:  212-259-6333

                Section /.5            Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided the rights of Buyers under Sections 2.5 and 6.4 may only be assigned to the extent permitted by such Sections and the rights of Buyers under the other provisions hereof shall not be binding upon or inure to the benefit of any transferee in a public offering or in a Rule 144 sale.

                Section /.6            Headings.

     The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

                Section /.7            Amendments and Waivers.

This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

          Section /.8         Interpretation; Absence of Presumption.

     (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

     (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          Section /.10        Severability.

     Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

          Section /.11        Further Assurances.

     The Company and each Buyer agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

          Section /.12        Specific Performance.

     Each Buyer and the Company acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                Section /.13           Several Liability.

     The obligations and liabilities of Buyers under or in connection with this Agreement are several and not joint (or joint and several).

                Section /.14           Interpretation of Schedules.

     Any matter set forth on any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as if set forth on such other Schedules.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                               FUTURELINK CORP.


                               By: [signed : R. Kilambi]
                                   Name:  R. Kilambi
                                   Title: C.F.O.


                               PEQUOT PRIVATE EQUITY FUND II, L.P.


                               By: Pequot Capital Management, Inc.,
                                   as investment manager


                               By: [signed : David J. Malat]
                                   Name:  David J. Malat
                                   Title: Chief Financial Officer


                               PEQUOT PARTNERS FUND, L.P.


                               By: Pequot Capital Management, Inc.,
                                   as investment manager


                               By: [signed : David J. Malat]
                                   Name:  David J. Malat
                                   Title: Chief Financial Officer


                               PEQUOT INTERNATIONAL FUND, INC.


                               By: Pequot Capital Management, Inc.,
                                   as investment advisor


                               By: [signed : David J. Malat]
                                   Name:  David J. Malat
                                   Title: Chief Financial Officer


                               DIMENSIONAL PARTNERS LTD.


                               By: JDS Capital Management, Inc.,
                                   its investment subadvisor


                               By: [signed : Joseph Samberg]
                                   Name:  Joseph Samberg
                                   Title: President


                               DIMENSIONAL PARTNERS L.P.


                               By: JDS Capital Management, Inc.,
                                   its investment manager


                               By: [signed : Joseph Samberg]

                                      Name:  Joseph Samberg
                                      Title: President

                                   SCHEDULE 1
                      TO THE SECURITIES PURCHASE AGREEMENT
                             DATED OCTOBER 15, 1999

                              PURCHASED SECURITIES



                                                                                                TOTAL CASH
         BUYERS                           INITIAL CLOSING                SECOND CLOSING          RECEIVED

                                    COMMON STOCK     WARRANTS      COMMON STOCK     WARRANTS
                                 AT $5.50 PER SHARE             AT $5.50 PER SHARE  --------
PEQUOT PRIVATE EQUITY FUND II,
L.P.
Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880
Jurisdiction of Organization:
Delaware                             2,545,454        668,921       1,090,911       272,727   $20,000,007.50
PEQUOT PARTNERS FUND, L.P.
Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880
Jurisdiction of Organization:
Delaware                             1,363,636        358,351           0              0      $ 7,499,998.00
PEQUOT INTERNATIONAL FUND, INC.
Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880
Jurisdiction of Organization:
British Virgin Islands               1,363,636        358,351           0              0      $ 7,499,998.00
DIMENSIONAL PARTNERS, LTD.
Corporate Center
West Bay Road
P.O. Box 31106-SMB
Grand Cayman, Cayman Islands
Jurisdiction of Organization:
Cayman Islands                       2,036,364        535,137         145,454        36,364   $11,999,999.00
DIMENSIONAL PARTNERS, L.P.
JDS Capital Management, Inc.
780 Third Avenue
45th Floor
New York, NY 10017
Jurisdiction of Organization:
Delaware                              509,091         133,785         36,363         9,091    $ 2,999,997.00
TOTAL SECURITIES PURCHASED           7,818,181       2,054,545      1,272,728       318,182

TOTAL CASH RECEIVED              $42,999,995.50                 $7,000,004.00                 $49,999,999.50